EXHIBIT 4.1
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                CONSULTANT AGREEMENT
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CONSULTANT AGREEMENT, dated as of April 13, 2000, Unico,
Inc., a Delaware corporation (the "Company") and CPM
Consultants, Ltd., (the "Consultant").    The parties
hereto agree as follows:
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1.  Consulting.
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     (a) Agreement to Consult.  Upon the terms and
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subject to the conditions of this Agreement, the Company
shall hereby hire the Consultant and the Consultant
hereby agrees to be hired by the Company.
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     (b) Term of Consulting.  The Company shall hire the
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Consultant to begin non-exclusive Consulting with the
Company pursuant to the terms hereof for the period
commencing April 13, 2000 (the "Start date"), which shall
be the earliest date reasonably possible for Consultant,
and ending on October 13, 2000, provided that the
Consultant's consulting with the Company shall be deemed
to be automatically renewed upon the same terms and
conditions for an additional six month period ending on
April 13, 2001 unless either party hereto shall have
given the other party written notice that such party does
not intend to renew the Agreement as of such date at
least thirty (30) days in advance of the date on which
this Agreement would otherwise automatically be renewed.
The period during which the Consultant is hired pursuant
to this Agreement, including any renewal thereof in
accordance with this Section (1)(b), shall be referred to
as the "Consulting Period."
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2.  Consulting work.
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     During the Consulting Period, the Consultant shall
act as a Marketing Researcher in Europe for the Company
and the Consultant shall have the duties,
responsibilities and obligations customarily assigned to
individuals serving in the position or positions in which
the Consultant serves hereunder. The Consultant shall
report to the CEO of the Company.  Rights to all
tangible, intangible and intellectual property including,
but not limited to Copyrights, Patents and Trade Marks
that the Consultant produces during the Consultant period
belongs and will after any termination of the Consulting
period belong to the Company, and the Consultant and the
Company hereby agree to draft a detailed agreement at a
later stage in regard to that matter.  The Consultant
shall not devote his full time to the services required
of him hereunder, but shall, except for vacation time and
reasonable periods of absence due to sickness, personal
injury or other disability, use his best efforts,
judgment, skill and energy to perform such services in a
manner consonant with the duties of his position and to
improve and advance the business and interests of the
Company.
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3.  Compensation Fee.
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     The Company shall pay Claude Monnard, the principal
of Consultant a fee of 500,000 free trading shares (S-8
Registration Statement) of common stock in Unico,
Inc.(OTC BB:UICO).  Following renewal of the Consultant
agreement the parties hereto agree to re-negotiate the
number of shares, a lump sum, or a combination of both,
as the case may be.
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4. Non-competition and Confidentiality.
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     (a) Non-competition.  If the Consultant's Consulting
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with the Company terminates during the Consulting Period
for any reason the Consultant shall not become associated
with any entity, whether as a principal, partner,
employee, consultant or shareholder (other than as a
holder of not in excess of 1% of the outstanding voting
shares of any publicly traded company), that is actively
engaged in the any business that directly competes with
any business, that at the time of termination, The
Company was actively engaged in during a period of three
years (Restriction Period).
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     (b) Confidentiality.  Without the prior written
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consent of the Company, except for disclosures of
Confidential Information (as defined below) in the
ordinary course of business that, individually and in the
aggregate, are not materially injurious to the Company or
any of its subsidiaries, and except to the extent
required by an order of a court having competent
jurisdiction or under subpoena from an appropriate
government agency, the Consultant shall not disclose any
trade secrets, customer lists, computer programs,
drawings, designs, marketing or sales plans, management
organization information (including data and other
information relating to members of the Board or
management), operating policies or manuals, business
plans, financial records or other financial, commercial,
business or technical information relating to the Company
or any of its subsidiaries or information designated as
confidential or proprietary that the Company or any of
its subsidiaries may receive belonging to suppliers,
customers or others who do business with the Company or
any of its subsidiaries (collectively, "Confidential
Information") to any third person unless such
Confidential Information has been previously disclosed to
the public by the Company or is in the public domain
(other than by reason of the Consultant's breach of this
Section  4(b). If the Consultant receives an order of a
court or a subpoena requiring the Consultant to disclose
any Confidential Information, as described above, the
Consultant shall promptly deliver a copy of such order or
subpoena to the Company and the Company shall use its
best efforts to assist the Consultant in responding
thereto.
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     (c) Company Property.  Promptly following the
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Consultant's termination of Consulting, the Consultant
shall return to the Company all property of the Company,
and all copies thereof in the Consultant's possession or
under his control, including, without limitation, all
Confidential Information, in whatever media.
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     (d) Non-solicitation of Employees.  During the
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Consulting Period and the Restriction Period, the
Consultant shall not directly or indirectly induce any
employee of the Company or any of its subsidiaries to
terminate Consulting with such entity, and will not
directly or indirectly, either individually or as owner,
agent, employee, consultant or otherwise, employ or offer
Consulting to any person who is or was hired by the
Company or a subsidiary thereof unless such person shall
have ceased to be hired by such entity for a period of at
least six months.
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     (e) Injunctive Relief with Respect to Covenants. The
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Consultant acknowledges and agrees that the covenants and
obligations of the Consultant with respect to non-
competition, non-solicitation, confidentiality and
Company property relate to special, unique and
extraordinary matters and that a violation of any of the
terms of such covenants and obligations will cause the
Company and its subsidiaries irreparable injury for which
adequate remedies are not available at law. Therefore,
the Consultant agrees that the Company and its
subsidiaries shall be entitled to an injunction,
restraining order or such other equitable relief (without
the requirement to post bond) as a court of competent
jurisdiction may deem necessary or appropriate to
restrain the Consultant from committing any violation of
the covenants and obligations contained in this Section
4. These injunctive remedies are cumulative and are in
addition to any other rights and remedies the Company or
its subsidiaries may have at law or in equity.
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5. Miscellaneous.
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     (a)Binding Effect.  This Agreement shall be binding
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on the Company and any person or entity which succeeds to
the interest of the Company (regardless of whether such
succession occurs by operation of law, by reason of the
sale of all or a portion of the Company's stock or assets
or a merger, consolidation or reorganization involving
the Company).  This Agreement shall also inure to the
benefit of the Consultant's heirs, executors,
administrators and legal representatives.
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     (b) Assignment.  Except as provided under Section 5
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(a) above, neither this Agreement nor any of the rights
or obligations hereunder shall be assigned or delegated
by either party hereto without the prior written consent
of the other party.
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     (c) Entire Agreement.  This Agreement supersedes any
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and all prior agreements between the parties hereto, and
constitutes the entire agreement between the parties
hereto with respect to the matters referred to herein,
and no other agreement, oral or otherwise, shall be
binding between the parties unless it is in writing and
signed by the party against whom enforcement is sought.
There are no promises, representations, inducements or
statements between the parties other than those that are
expressly contained herein. The Consultant acknowledges
that he is entering into this Agreement of his own free
will and accord, and with no duress, that he has read
this Agreement and that he understands it and its legal
consequences.  No parol or other evidence may be admitted
to alter, modify or construe this Agreement, which may be
changed only by a writing signed by the parties hereto.
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     (d) Severability; Reformation.  In the event that
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one or more of the provisions of this Agreement shall
become invalid, illegal or unenforceable in any respect,
the validity, legality and enforceability of the
remaining provisions contained herein shall not be
affected thereby. In the event any provision or Section
of this agreement is not enforceable in accordance with
its terms, the Consultant and the Company agree that such
Section, or such portion of such Section, shall be
reformed to make it enforceable in a manner which
provides the Company the maximum rights permitted under
applicable law.
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     (e) Waiver.  Waiver by either party hereto of any
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breach or default by the other party of any of the terms
of this Agreement shall not operate as a waiver of any
other breach or default, whether similar to or different
from the breach or default waived. No waiver of any
provision of this Agreement shall be implied from any
course of dealing between the parties hereto or from any
failure by either party hereto to assert their rights
hereunder on any occasion or series of occasions.
(f) Notices.  Any notice required or desired to be
delivered under this Agreement shall be in writing and
shall be delivered personally, by courier service, by
registered mail, return receipt requested, or by telecopy
and shall be effective upon dispatch to the party to whom
such notice shall be directed, and shall be addressed as
follows (or to such other address as the party entitled
to notice shall hereafter designate in accordance with
the terms hereof):
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If to the Company:
                      Unico, Inc.
                      Harbor Park
                      333 Ludlow Street
                      Stamford, CT 06902
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If to the Consultant:
                      CPM Consultants, Ltd.
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     (g) Amendments.  This Agreement may not be altered,
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modified or amended except by a written instrument signed
by each of the parties hereto.
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     (h) Headings.  Headings to sections in this
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Agreement are for the convenience of the parties only and
are not intended to be part of or to affect the meaning
or interpretation hereof.
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     (i) Counterparts.  This Agreement may be executed in
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counterparts, each of which shall be deemed an original
but both of which together shall constitute one and the
same instrument.
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     (j) Withholding.  Any payments provided for herein
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shall be reduced by any amounts required to be withheld
by the Company from time to time under applicable
Federal, state or local income or Consulting tax laws or
similar statutes or other provisions of law then in
effect.
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     (k) Governing Law.  This Agreement shall be governed
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by the laws of the State of Connecticut, without
reference to principles of conflicts or choice of law
under which the law of any other jurisdiction would
apply.
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IN WITNESS WHEREOF, the Company has caused this Agreement
to be executed by its duly authorized officer and the
Consultant has hereunto set her hand as of the day and
year first above written.
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                         Unico, Inc.
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                         By: /s/ Jay R. Weppler
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                                 Jay R. Weppler
                                 Chairman, President
                                 and CEO
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                         CPM Consultants, Ltd.:
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                         /s/ Claude Monnard
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                             Claude Monnard
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